Exhibit 99.1

LeMaitre Q4 2025 Financial Results

BURLINGTON, MA, February 25, 2026 – LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of vascular devices, implants, and services, today reported Q4 2025 results, announced a quarterly dividend of $0.25/share (+25%), and provided guidance.

Q4 2025:

•	Sales $64.5mm, +16% (+15% organic) vs. Q4 2024

•	Gross margin 71.7% (+240 bps)

•	Op. income $18.8mm (+47%)

•	Op. margin 29%

•	Diluted EPS $0.68 (+39%)

•	Cash up $16.1mm sequentially to $359.1mm

Grafts (+27%), valvulotomes (+20%), and carotid shunts (+18%) drove Q4 sales growth. EMEA sales increased 29%, APAC 20%, and the Americas 10%.

Gross margin of 71.7% (+240 bps) increased due to higher average selling prices and manufacturing efficiencies. Operating income of $18.8mm (+47%) also benefited from moderate operating expense growth (+6%).

Chairman/CEO George LeMaitre said, “International Artegraft growth, higher ASPs and disciplined spending produced 16% Q4 sales growth and 47% op. income growth. Full year 2025 showed similar op. leverage: 14% sales growth & 30% op. income growth. 2026 guidance of $280mm (+12%) in sales and op. income of $77.8mm (+21% adjusted) suggests another year of healthy sales & profit growth.”

Business Outlook

	Q1 2026 Guidance	Full Year Guidance
Sales	$65.6mm - $67.6mm (Mid: $66.6mm, +11%, +10% Org.)	$276mm - $284mm (Mid: $280mm, +12%, +12% Org.)
Gross Margin	72.1%	72.1%
Op. Income	$16.7mm - $18.1mm (Mid: $17.4mm, +38%)	$75.0mm - $80.7mm (Mid: $77.8mm, +15%, adj. +21%)
Op. Margin (Mid)	26%	28%
EPS	$0.64 - $0.69 (Mid: $0.66, +38%)	$2.81 - $3.01 (Mid: $2.91, +16%, adj. +22%)

Quarterly Dividend

On February 19, 2026, the Company’s Board of Directors approved a 25% increase to the quarterly dividend to $0.25/share of common stock. The dividend will be paid on March 26, 2026, to stockholders of record on March 12, 2026.

Share Repurchase Program

On February 19, 2026, the Company’s Board of Directors authorized the repurchase of up to $100.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 18, 2027, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company’s website at www.lemaitre.com/investor. Access to the live call is available by registering online here. All registrants will receive dial-in information and a PIN allowing them to access the live call. The audio webcast can also be accessed live or via replay through a webcast at www.lemaitre.com/investor. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants, and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures, and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company’s short- and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, GAAP financial performance measures. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events. The Company refers to the calculation of non-GAAP sales growth percentages as “organic” or “adjusted.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, factory closures, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. Additionally, the Company has provided percentages for operating income and EPS guidance adjusted to exclude the effects of the employee retention tax credit received in 2025. Management believes that viewing projected growth in operating income and EPS excluding those effects provides an alternative and meaningful view of the Company’s projected profitability.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures set forth in the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, our ability to maintain historic levels of profit growth; our ability to increase the selling prices of our products; competition from other medical device companies and alternative medical technologies; our ability to source, acquire, and integrate acquisitions; our dependence on sole- or limited-source suppliers; our ability to engage sales call points other than vascular surgeons; disruptions to our information technology systems or breaches of our information security systems; our implementation of our new enterprise resource planning system; our ability to procure, process, and preserve human tissue and comply with relevant regulatory requirements; the impact of a disruption in our manufacturing facilities; our ability to navigate the risks inherent in operating internationally; our ability to transition to direct sales models in certain international territories; the status of our regulatory approvals and compliance with regulatory requirements to market and sell our products both domestically and internationally; the occurrence of litigation relating to product liability, employment matters, intellectual property, contract disputes, and other matters; the occurrence of product defects or recalls; our ability to service and repurchase our debt; the dilutive effect of a conversion of our debt; our ability to navigate executive officer transitions and retain key personnel; our ability to protect our intellectual property; volatility in the price of our common stock; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

Gregory Manker

Director of Business Development and Investor Relations

+1 781-362-1260 x 419

gmanker@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2025	December 31, 2024
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$28,244	$25,610
Short-term marketable securities	330,876	274,112
Accounts receivable, net	33,610	30,063
Inventory and other deferred costs	70,422	64,927
Prepaid expenses and other current assets	5,080	7,480

Total current assets	468,232	402,192

Property and equipment, net	26,997	24,800
Right-of-use leased assets	15,762	16,768
Goodwill	65,945	65,945
Other intangibles, net	33,089	35,819
Deferred tax assets	759	1,425
Other assets	4,906	4,868

Total assets	$615,690	$551,817

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$3,646	$1,761
Accrued expenses	29,411	24,732
Acquisition-related obligations	322	1,433
Lease liabilities - short-term	2,944	2,681

Total current liabilities	36,323	30,607

Convertible senior notes, net	168,645	167,772
Lease liabilities - long-term	14,003	15,232
Deferred tax liabilities	1,735	85
Other long-term liabilities	1,468	831

Total liabilities	222,174	214,527

Stockholders’ equity
Common stock	244	242
Additional paid-in capital	228,407	213,760
Retained earnings	184,715	145,090
Accumulated other comprehensive loss	(2,411)	(6,184)
Treasury stock	(17,439)	(15,618)

Total stockholders’ equity	393,516	337,290

Total liabilities and stockholders’ equity	$615,690	$551,817

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$64,453	$55,717	$249,602	$219,863
Cost of sales	18,263	17,127	71,063	68,962

Gross profit	46,190	38,590	178,539	150,901

Operating expenses:
Sales and marketing	13,434	12,626	54,464	46,737
General and administrative	10,391	9,492	42,024	36,258
Research and development	3,533	3,618	14,139	15,650

Total operating expenses	27,358	25,736	110,627	98,645

Income from operations	18,832	12,854	67,912	52,256

Other income (expense):
Investment income	3,347	1,610	13,094	4,949
Interest expense	(1,298)	(205)	(5,184)	(205)
Other income (loss), net	(581)	(238)	(638)	(125)

Income before income taxes	20,300	14,021	75,184	56,875
Provision for income taxes	4,718	2,837	17,450	12,837

Net income	$15,582	$11,184	$57,734	$44,038

Earnings per share of common stock
Basic	$0.69	$0.50	$2.55	$1.96

Diluted	$0.68	$0.49	$2.52	$1.93

Weighted - average shares outstanding:
Basic	22,708	22,506	22,638	22,452

Diluted	22,968	22,902	22,929	22,779

Cash dividends declared per common share	$0.20	$0.16	$0.80	$0.64

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the year ended
	December 31, 2025		December 31, 2024		December 31, 2025		December 31, 2024
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$40,169	62%	$36,629	66%	$159,665	64%	$144,583	66%
Europe, Middle East and Africa	19,691	31%	15,275	27%	73,122	29%	59,969	27%
Asia Pacific	4,593	7%	3,813	7%	16,815	7%	15,311	7%

Total Net Sales	$64,453	100%	$55,717	100%	$249,602	100%	$219,863	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Reconciliation between GAAP and Non-GAAP Adjusted EBITDA
Net income as reported	$15,582	$11,184	$57,734	$44,038
Employee retention tax credit, net	—	—	(3,380)	—
Interest (income) expense, net	(2,049)	(1,405)	(7,910)	(4,744)
Amortization and depreciation expense	2,606	2,416	10,418	9,608
Provision for income taxes	4,718	2,837	17,450	12,837

Adjusted EBITDA	$20,857	$15,032	$74,312	$61,739

Adjusted EBITDA percentage increase	39%		20%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2025
Net sales as reported	$64,453
Impact of currency exchange rate fluctuations	(1,442)

Adjusted net sales		$63,011
For the three months ended December 31, 2024
Net sales as reported	$55,717
Net impact of divestitures excluding currency	(988)

Adjusted net sales		$54,729

Adjusted net sales increase for the three months ended December 31, 2025		$8,282	15%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ended December 31, 2025
Net sales as reported	$249,602
Impact of currency exchange rate fluctuations	(2,724)

Adjusted net sales		$246,878
For the year ended December 31, 2024
Net sales as reported	$219,863
Net impact of divestitures excluding currency	(3,263)

Adjusted net sales		$216,600

Adjusted net sales increase for the year ended December 31, 2025		$30,278	14%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending March 31, 2026
Net sales per guidance (midpoint)	$66,636
Impact of currency exchange rate fluctuations	(2,318)

Adjusted projected net sales		$64,318
For the three months ended March 31, 2025
Net sales as reported	$59,871
Net impact of divestitures excluding currency	(1,475)

Adjusted net sales		$58,396

Adjusted projected net sales increase for the three months ending March 31, 2026		$5,922	10%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2026
Net sales per guidance (midpoint)	$279,986
Impact of currency exchange rate fluctuations	(3,550)

Adjusted projected net sales		$276,436
For the year ended December 31, 2025
Net sales as reported	$249,602
Net impact of divestitures excluding currency	(1,839)

Adjusted net sales		$247,763

Adjusted projected net sales increase for the year ending December 31, 2026		$28,673	12%

Reconciliation between GAAP and Non-GAAP earnings per share growth:
For the year ended December 31, 2025
Earnings per share as reported	$2.52
Impact of employee retention credit	(0.14)

Adjusted earnings per share		$2.38
For the year ended December 31, 2024
Earnings per share as reported	$1.93

Adjusted earnings per share		$1.93

Adjusted earnings per share increase for the year ended December 31, 2025		$0.45	23%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

FULL YEAR GUIDANCE

(amounts in thousands, except per share amounts)

(unaudited)

	For the twelve months ended
	Full Year Guidance December 31, 2026	Full Year December 31, 2025	ERTC Adjustment	Adjusted (Non-GAAP) December 31, 2025	Adjusted Inc/(dec)
Net sales	$279,986	$249,602	$—	$249,602
Gross margin	72.1%	71.5%	-1.1%	70.4%
Income from operations	$77,837	$67,912	$(3,380)	$64,532	21%
Operating margin	28%	27%	-1%	26%
Earnings per share of common stock
Diluted	$2.91	$2.52	$(0.14)	$2.38	22%